EXHIBIT 16.1

                          Durland & Company, CPA's, PA
                                   PO Box 1175
                              Palm Beach, FL 33480
                            (561) 881-9885 Telephone
                               (561) 881-9886 Fax




February 28, 2005



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE: NewMarket Technology, Inc.
     File No. 000-27917



     We have read the statements that NewMarket Technology,  Inc. included under
Item 4 of the  Form  8-K  report  expected  to be filed  on  February  28,  2005 regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.



Very truly yours,

/s/Stephen H Durland
----------------------
for the firm
Stephen H. Durland